UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2010

PREMIER HOLDING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4705 West Addisyn Court
               Visalia, CA  93291
(Address of principal executive offices)

            (559) 732-8177
(Registrant’s telephone number)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

On November 10, 2010,  the Company’s Board of Directors adopted a resolution to cancel and return to treasury 151,425 shares of common stock held by Hoi Wai Investments Limited, and beneficially owned by former officer and director, Ching Lung Po.  The shares represent approximately 15% of the outstanding common share capital of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

Date: November 12, 2010	By:	/s/ Jack Gregory
Jack Gregory
Chief Executive Officer, Director